Exhibit K.4


              SCHEDULE OF FEES, COMMISSIONS AND EXPENSES
              FOR TRANSACTIONS PROPOSED IN POST-EFFECTIVE
             AMENDMENT NO.13, OTHER THAN AS DESCRIBED THEREIN


Northeast Utilities Service Company
(Legal, Financial, Accounting and Other Services)   Not in excess of $10,000